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                                                                   Exhibit 21.1



                          SUBSIDIARIES OF THE COMPANY




         Central de Industrias S.A. de C.V. (99.6%) (Mexico)
         Equipos Automotrices Totales S.A. de C.V. (Mexico)
         Fair Haven Industries, Inc. (Michigan)
         Favesa S.A. de C.V. (Mexico)
         General Seating of Canada (35%) (Canada)
         General Seating of America (35%) (Delaware)
         Industrias Cousin Freres S.L. (49.9%) (Spain)
         Intertrim S.A. de C.V (99.5%) (Mexico)
         Lear France E.U.R.L (France)
         Lear Plastics Corporation (Delaware)
         Lear Seating (Thailand) Corp., Ltd. (49%) (Thailand)
         Lear Seating (U.K.) Ltd. (United Kingdom)
         Lear Seating Australia Pty., Ltd. (Australia)
         Lear Seating Austria Autositze (Austria)
         Lear Seating Austria Autositze GmbH & Co. KG (Austria)
         Lear Seating Canada Ltd. (Canada)
         Lear Seating GmbH (Germany)
         Lear Seating GmbH & Co. KG (Germany)
         Lear Seating Holdings Corp. No. 50 (Delaware)
         Lear Seating Industries Holdings B.V. (Netherlands)
         Lear Seating International Ltd. (Barbados)
         Lear Seating Italia S.r.L. (Italy)
         Lear Seating Poland Sp. Z o.o. (Poland)
         Lear Seating Sweden, AB (Sweden)
         Logmex S.A. de C.V. (49%) (Mexico)
         LS Acquisition Corp. No. 14 (Delaware)
         LS Acquisition Corporation No. 24 (Delaware)
         Markol Otomotiv Yan Sanayi Ve Ticaret Anonim Sirketi (35%) (Turkey) No Sag Drahtfedern GmbH (Germany)
         No Sag Drahtfedern Spitzer & Co. KG (Austria)
         NS Beteilgungs GmbH (Germany)
         Pacific Trim Corporation Ltd. (20%) (Thailand)
         Probel S.A. (30.86%) (Brazil)
         Progress Pattern Corporation (Delaware)
         SEPI S.p.A. (Italy)
         SEPI Sud S.p.A. (Italy)
         Societe No Sag Francaise (56%) (France)
         Souby S.A. (France)
         Spitzer GmbH (62.5%) (Austria)

         All Subsidiaries are wholly-owned unless otherwise indicated.